Exhibit 10.1

STARBOX GLOBAL LTD. (as the Buyer)

STARBOX GROUP HOLDINGS LTD. (as the Issuer)

and

THE PERSONS NAMED IN SCHEDULE 1 (each a Seller)

SHARE PURCHASE AGREEMENT

in respect of One Eighty Holdings Ltd

THIS AGREEMENT is made on 26 June 2023.

BETWEEN:

(1)	Starbox Global Ltd., a company incorporated in the British Virgin Islands with company number 2121001, whose registered office is at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands (the Buyer);

(2)	Starbox Group Holdings Ltd., an exempted company incorporated under the laws of the Cayman Islands, whose registered office is Suite 102, Cannon Place, North Sound Road, George Town, Grand Cayman, Cayman Islands (the Issuer); and

(3)	The persons named in Schedule 1 (each, a Seller, and together, the Sellers).

WHEREAS:

A	The Sellers are the legal and beneficial owners of the Sale Shares.

B	The Issuer is the sole shareholder of the Buyer.

B	The Sellers have agreed to sell the Sale Shares and the Buyer has agreed to purchase the Sale Shares on the terms and conditions set out in this Agreement.

NOW IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the context requires otherwise:

Company means One Eighty Holdings Ltd, an exempted company incorporated under the laws of the Cayman Islands, whose registered office is Suite 102, Cannon Place, North Sound Road, George Town, Grand Cayman, Cayman Islands;

Completion means completion of the sale and purchase of the Sale Shares in accordance with Clause 4;

Completion Consideration Shares means the ordinary shares of US$0.001125 par value each in the capital of the Issuer, to be issued to the Sellers at Completion in the proportions set out in Schedule 1;

Completion Date has the meaning given to that expression in Clause 4.1;

Consideration Shares means the Completion Consideration Shares and the Deferred Consideration Shares;

Deferred Consideration Shares means the ordinary shares of US$0.001125 par value each in the capital of the Issuer, to be issued to the Sellers on 1 September 2023 in the proportions set out in Schedule 1;

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Encumbrance means (without limitation) any mortgage, charge, pledge, hypothecation, lien and security interest of whatsoever nature (including, without limitation, any imposed by law) and any proprietary interest or equity of any person including (without limitation) any title retention, option or right of pre-emption; and

Sale Shares means 229,500,000 ordinary shares of US$0.0001 par value each in the capital of the Company, held by the Sellers in the proportions set out in Schedule 1.

1.2	In this Agreement, unless the context requires otherwise:

(a)	references to Schedules, Clauses or the Recital are references to schedules, clauses or the recitals of this Agreement and references within a sub-clause to this Clause shall refer to the whole Clause and not merely to the sub-clause in which it appears;

(b)	headings are included for ease of reference only and shall not affect the interpretation of this Agreement;

(c)	the singular shall include the plural and vice versa and references to any gender shall include references to the other genders;

(d)	the expression person shall mean any natural person, partnership, joint venture, corporation (wherever incorporated), trust, firm, association, government, governmental (or supra-governmental) agency, authority or department, or any other entity, whether acting in an individual, fiduciary or other capacity; and

(e)	any reference to a party shall mean any party to this Agreement and shall include their respective successors in title, assigns and personal representatives.

2.	Sale

Subject to the terms of this Agreement the Sellers shall sell the Sale Shares and the Buyer shall purchase the Sale Shares free from all Encumbrances with effect from, and with all rights attaching to them at, the Completion Date (including the right to receive all dividends and distributions declared, paid or made after that date).

3.	CONSIDERATION

The total consideration for the sale of the Sale Shares shall be United States Dollar Fifty Two Million Five Hundred Thirty Thousand Only ($52,530,000-00) via the issue to the Sellers of the Consideration Shares, which shall be issued to the Sellers in accordance with the provisions of Clause 4.3 and Clause 5.2.

4.	COMPLETION

4.1	Completion shall take place on the date of this Agreement (the Completion Date).

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4.2	At Completion, the Sellers shall:

(a)	each deliver to the Company an executed transfer form in the form set out in Schedule 2 in favour of the Buyer or a nominee of the Buyer in respect of the proportion of Sale Shares set out in Schedule 1; and

(b)	procure that the board of directors of the Company shall resolve to:

(i)	approve the transfer of the Sale Shares from the Sellers to the Buyer; and

(ii)	instruct the Company’s registered office provider, on or as soon as is reasonably practicable after the Completion Date, to update the register of members of the Company accordingly.

4.3	At Completion or at such time as shall be agreed upon by the Sellers and the Issuer, the Issuer shall:

(a)	allot and issue to each Seller the number of Completion Consideration Shares set out beside such Seller’s name in Schedule 1; and

(b)	instruct the Issuer’s registered office provider, on or as soon as is reasonably practicable after the Completion Date, to update the register of members of the Issuer accordingly.

5.	POST-COMPLETION OBLIGATIONS

5.1	Prior to 1 September 2023, each of the Sellers shall procure that each of Mr Chan Chee Hong and Ms Yeow Hooi Huang shall agree to enter into an amended employment agreement with the Company (or an affiliate of the Company, as applicable), with the terms of each such employment agreement to include that Mr Chan Chee Hong and Ms Yeow Hooi Huang shall remain employed with the Company (or affiliate of the Company, as applicable) for a minimum period of three (3) years from the date of this Agreement.

5.2	Subject to the satisfaction by the Sellers of their obligations under Clause 5.1, on 1 September 2023, the Issuer shall:

(a)	allot and issue to each Seller the number of Deferred Consideration Shares set out beside such Seller’s name in Schedule 1; and

(b)	instruct the Issuer’s registered office provider, on or as soon as is reasonably practicable after 1 September 2023, to update the register of members of the Issuer accordingly.

6.	WARRANTIES

Each Seller represents, warrants and undertakes to the Buyer and the Issuer that the following statements are true, accurate and not misleading as at the date of this Agreement:

(a)	the Seller is the sole legal and beneficial owner of the number of Sale Shares set out beside their name in Schedule 1; and

(b)	the portion of Sale Shares set out beside the Seller’s name in Schedule 1:

(i)	have been validly issued and are fully paid; and

(ii)	are free from any Encumbrance or any agreement, arrangement or obligation to create or give any Encumbrance, on, over or affecting the Sale Shares and that no claim has been made by any person to be entitled to any Encumbrance.

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7.	APPLICATION FOR SHARES

By executing this Agreement, each Seller confirms to the Issuer that:

(a)	the Seller hereby applies for the allotment and issue to them of such number of Consideration Shares as set out beside the Seller’s name in Schedule 1, subject to the Issuer’s articles of association and the terms and conditions of this Agreement; and

(b)	the Seller requests and authorises the Issuer to enter the Seller’s name in the Issuer’s register of members as a holder of the relevant Consideration Shares.

8.	GENERAL

8.1	This Agreement may be executed in counterpart, which taken together shall constitute one and the same agreement.

8.2	Each party must pay its own costs of negotiating, preparing and executing this Agreement.

8.3	Each party shall at its own cost do or procure to be done all such further acts and things, and execute or procure the execution of all such other documents, as the other party may from time to time reasonably require, whether on or after Completion, for the purpose of giving to each party the full benefit of all of the provisions of this Agreement.

8.4	This Agreement (together with any documents referred to in it) constitutes the whole agreement between the parties and no modification, variation or amendment of this Agreement shall be effective unless such modification, variation or amendment is in writing and has been signed by or on behalf of all the parties.

8.5	A term or part of a term of this Agreement that is illegal or unenforceable may be severed from this Agreement and the remaining terms or parts of the term of this Agreement shall continue in force.

8.6	No waiver of any breach of or default under this Agreement shall be effective unless such waiver is in writing and has been signed by the party against which it is asserted.

8.7	No failure or delay by a party in exercising any right, power or remedy under this Agreement shall constitute a waiver of the right, power or remedy and no single or partial exercise by a party of any right, power or remedy under this Agreement or otherwise shall prevent any further exercise of the right, power or remedy or the exercise of any other right, power or remedy.

8.8	The provisions of this Agreement, so far as they are capable of having effect after Completion, shall remain in full force and effect notwithstanding Completion.

8.9	This Agreement shall be governed by and construed in accordance with laws of the Cayman Islands. Each of the parties submits to the exclusive jurisdiction of the courts of the Cayman Islands.

[Signature Page follows]

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Signature Pages

SIGNED by or on behalf of the parties.

Starbox Global Ltd.
acting by:

/s/ Choo Keam Hui
Name:	Choo Keam Hui
Title:	Director

Starbox Group Holdings Ltd. acting by:

/s/ Lee Choon Wooi
Name:	Lee Choon Wooi
Title:	Chief Executive Officer

Chan Chee Hong

/s/ Chan Chee Hong
Name:	Chan Chee Hong
Title:

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Signature Pages

Zhou, Li

/s/ Zhou, Li
Name:	Zhou, Li
Title:

Chan Foong Ming

/s/ Chan Foong Ming
Name:	Chan Foong Ming
Title:

Chan Foong Sin

/s/ Chan Foong Sin
Name:	Chan Foong Sin
Title:

Yong Jye Moi

/s/ Yong Jye Moi
Name:	Yong Jye Moi
Title:

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Schedule 1

The Sellers

Name	Notice details	Number and class of Sale Shares held	Number of Completion Consideration Shares to receive	Number of Deferred Consideration Shares to receive
Chan Chee Hong	[*]	45,900,000 ordinary shares	1,751,000	1,751,000
Chan Foong Ming	[*]	45,900,000 ordinary shares	1,751,000	1,751,000
Chan Foong Sin	[*]	45,900,000 ordinary shares	1,751,000	1,751,000
Zhou, Li	[*]	45,900,000 ordinary shares	1,751,000	1,751,000
Yong Jye Moi	[*]	45,900,000 ordinary shares	1,751,000	1,751,000

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Schedule 2

SHARE TRANSFER

[name of transferor] (the Transferor), for value received, does hereby transfer to Starbox Global Ltd. (the Transferee) [number] Ordinary shares of US$0.0001 par value each standing in the Transferor’s name in the capital of One Eighty Holdings Ltd (an exempted company incorporated in the Cayman Islands) to hold the same unto the Transferee.

Signed by the Transferor:

Name: [name of transferor]

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